UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 7, 2007

PILGRIM’S PRIDE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9273	75-1285071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4845 US Hwy. 271 N. Pittsburg, Texas	75686-0093
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (903) 434-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

BMO Credit Agreement

On February 8, 2007, Pilgrim’s Pride Corporation (the “Company”), To-Ricos, Ltd., a Bermuda company, and To-Ricos Distribution, Ltd., a Bermuda company, entered into a Fourth Amended and Restated Secured Credit Agreement (the “BMO Credit Agreement”) with Bank of Montreal, as agent (the “Agent”), SunTrust Bank as syndication agent, U.S. Bank National Association and Wells Fargo Bank, National Association as Co-Documentation Agents, BMO Capital Markets as lead arranger, and the lenders from time to time parties thereto as Lenders. The BMO Credit Agreement provides for an aggregate commitment of $325.2 million consisting of a $300 million commitment for revolving loans and the issuances of letters of credit and a $25.2 bond letter of credit commitment from Harris N.A. The commitment also permits the making of revolving borrowings to To-Ricos, Ltd. and To-Ricos Distribution, Ltd. of up to $25 million.

From time to time, if certain conditions are satisfied, the Company has the right to increase the revolving loan commitment to a total maximum amount of $450 million. All borrowings are subject to the availability of eligible collateral and no material adverse change provisions. The loans under the BMO Credit Agreement may be used to refinance existing indebtedness, to finance capital expenditures and for general corporate purposes.

The credit facility is secured by the domestic chicken inventory of the Company. Pilgrim Interests, Ltd., a partnership formed by the family of Lonnie “Bo” Pilgrim of which Lonnie A. Pilgrim and Lonnie Ken Pilgrim are managing partners, has also agreed to guarantee 50% of the amounts outstanding under the credit facility.

Loans under the BMO Credit Agreement may be either base rate loans or LIBOR loans. The base rate loans will bear interest at the rate announced by the Agent from time to time as it prime commercial rate. LIBOR rate loans will bear interest at LIBOR plus a margin ranging from 75 to 175 basis points depending upon the Company’s leverage ratio. The revolving loans have a final maturity on February 8, 2013.

The Company is also subject to customary covenants under the BMO Credit Agreement, including certain reporting requirements. Further, the Company must comply with certain financial covenants, including leverage ratio, tangible net worth, current ratio, net tangible assets to total liabilities, fixed charge coverage ratio and net working capital. In addition, the BMO Credit Agreement contains a number of covenants that, among other things, limit the Company and its subsidiaries’ ability to:

•	Make loans or investments;

•	Pay dividends or redeem shares of capital stock;

•	Create liens on any assets;

•	Incur or assume additional indebtedness, including guarantees of the indebtedness of others;

•	Transfer or sell collateral or all or substantially all of the assets of the Company, To-Ricos, Ltd. or To-Ricos Distribution, Ltd.;

•	Consolidate or merge the Company or its subsidiaries; and

•	Incur non-cancelable obligations on operating leases or sale and leaseback transactions.

The BMO Credit Agreement also contains customary events of default, including nonpayment of principal or interest, violations of covenants, cross default, bankruptcy and material judgments, and a change of control.

A copy of the BMO Credit Agreement is filed as Exhibit 10.01 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the BMO Credit Agreement is a summary description and does not purport to be a complete statement of the parties’ rights and obligations under the BMO Credit Agreement and the transactions contemplated therein, and is qualified in its entirety by reference to the copy of the agreement incorporated herein by reference.

CoBank Third Amendment

On February 7, 2007, the Company entered into a Third Amendment to Credit Agreement (the “Third Amendment”) with CoBank, ACB, as lead arranger and co-syndication agent, and sole book runner, and as administrative, documentation and collateral agent, Agriland, FCS, as co-syndication agent, and as a syndication party, and the other syndication parties signatory thereto, amending the 2006 Amended and Restated Credit Agreement dated as of September 21, 2006 (the “CoBank Credit Agreement”), by and among the Company, as borrower, CoBank, ACB, as lead arranger and co-syndication agent, and sole book runner, and as administrative, documentation and collateral agent, Agriland, FCS, as co-syndication agent, and as a syndication party, and the other syndication parties signatory thereto.

Under the CoBank Credit Agreement, the Company has the right to increase the term loan commitment until the end of the availability period for revolving loans under the CoBank Credit Agreement, which presently expires on September 25, 2011. The Third Amendment, among other things, reduces the minimum term loan commitment increase of any lender from $50 million to $10 million. The amount of the aggregate commitment under the CoBank Credit Agreement remained unchanged.

A copy of the Third Amendment is filed as Exhibit 10.02 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Third Amendment is a summary description and does not purport to be a complete statement of the parties’ rights and obligations under the Third Amendment and the transactions contemplated therein, and is qualified in its entirety by reference to the copy of the agreement incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 7, 2007, the Company has drawn a term advance in the principal amount of $355 million under the CoBank Credit Agreement. The draw was funded as a term loan advance, of which $245 million will bear interest at the floating rate and $110 million will bear interest at the fixed rate. The fixed rate term loans will bear interest based at a rate per annum of 7.06%. The floating rate term loans will bear interest at LIBOR plus 175 bps if the Company’s debt to EBITDA ratio (calculated on a rolling 4 fiscal quarter basis) is greater than 3.0 and LIBOR plus 150 bps if the Company’s debt to EBITDA ratio (calculated on a rolling 4 fiscal quarter basis) is equal to or less than 3.0. The Company applied the term loan proceeds to reduce borrowings under the revolving credit commitment of the CoBank Credit Agreement.

Prior to the making of the term advance described above, the Company elected to convert $295 million of the outstanding balance owing under the revolving/term loan commitment to a non-revolving term loan as required by the terms of the CoBank Credit Agreement (the “Voluntary Converted Loan”). The Voluntary Converted Loan will bear interest ranging from LIBOR plus one percent to LIBOR plus two percent depending upon the Company’s total debt to capitalization ratio.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.01	Fourth Amended and Restated Secured Credit Agreement, dated as of February 8, 2007, by and among the Company, To-Ricos, Ltd., To-Ricos Distribution, Ltd., Bank of Montreal, as agent, SunTrust Bank as syndication agent, U.S. Bank National Association and Wells Fargo Bank, National Association as Co-Documentation Agents, BMO Capital Markets as lead arranger, and the other lenders signatory thereto.

10.02	Third Amendment to Credit Agreement, dated as of February 7, 2007, by and among the Company, as borrower, CoBank, ACB, as lead arranger and co-syndication agent, and sole book runner, and as administrative, documentation and collateral agent, Agriland, FCS, as co-syndication agent, and as a syndication party, and the other syndication parties signatory thereto.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM’S PRIDE CORPORATION

Date: February 12, 2007	By:	/s/ Richard A. Cogdill
Richard A. Cogdill
Executive Vice President, Chief Financial Officer,
Secretary and Treasurer

Index to Exhibits

Exhibit Number	Description
10.01	Fourth Amended and Restated Secured Credit Agreement, dated as of February 8, 2007, by and among the Company, To-Ricos, Ltd., To-Ricos Distribution, Ltd., Bank of Montreal, as agent, SunTrust Bank as syndication agent, U.S. Bank National Association and Wells Fargo Bank, National Association as Co-Documentation Agents, BMO Capital Markets as lead arranger, and the other lenders signatory thereto.

10.02	Third Amendment to Credit Agreement, dated as of February 7, 2007, by and among the Company, as borrower, CoBank, ACB, as lead arranger and co-syndication agent, and sole book runner, and as administrative, documentation and collateral agent, Agriland, FCS, as co-syndication agent, and as a syndication party, and the other syndication parties signatory thereto.